SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report: August 6, 2003

(Date of earliest event reported)

FEDERAL-MOGUL CORPORATION

(Exact name of registrant as specified in its charter)

Michigan

(State or other jurisdiction of incorporation)

1-1511	38-0533580
(Commission File Number)	(IRS Employer Identification Number)

26555 Northwestern Highway, Southfield, Michigan	48034
(Address of principal executive offices)	(Zip Code)

(248) 354-7700

(Registrant’s telephone number, including area code)

INFORMATION TO BE INCLUDED IN THE REPORT

Item 5.    Other Events

On August 6, 2003, Federal-Mogul Corporation (the “Company”) filed a motion with the U.S. Bankruptcy Court in Delaware for approval of its Amended and Restated Revolving Credit, Term Loan and Guaranty Agreement, dated as of August 6, 2003 (the “Amended Credit Agreement”) with JP Morgan Chase Bank, as Administrative Agent for the lenders. The Amended Credit Agreement amends the Company’s current debtor in possession financing facility, which is scheduled to expire on September 30, 2003.

As requested by the Company, the Amended Credit Agreement will reduce the Company’s total borrowing capacity from $675 million to $600 million, $350 million of which will be in the form of a revolving credit facility. The expiration of the borrowing facility will be extended to February 6, 2005. In addition, the Amended Credit Agreement will reset the Company’s financial covenants to reflect changes in the Company’s business.

A hearing to approve the terms of the Amended Credit Agreement is currently scheduled to be held on August 27, 2003.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: August 8, 2003

FEDERAL-MOGUL CORPORATION

By:	/S/ DAVID M. SHERBIN
Name: David M. Sherbin Title: Vice President, Deputy General Counsel and Secretary

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